                                                                    EXHIBIT 21.1

                                 Subsidiaries
                                 ------------

                                           Jurisdiction of Incorporation
Name                                              or Organization             Additional Business Names Used (if any)
----                                       -----------------------------      ---------------------------------------
Pacific Motor Transport Company                    California                 Pacer
                                                                              Pacer, Inc.
                                                                              Pacer Transport, Inc.
                                                                              Pacer International, Inc.
                                                                              ABL-Trans
Pacer Logistics, Inc.                              California

Pacer Integrated Logistics, Inc.                   Delaware                   Stutz and Company

Interstate Consolidation Service, Inc.             California                 Pacer Intermodal, Inc.
                                                                              ABL-Trans

Interstate Consolidation, Inc.                     California                 Cartage Service, Inc.

Intermodal Container Service, Inc.                 California                 Harbor Rail Transport

Pacer International Rail Services LLC              Colorado

Pacer Rail Services LLC                            Colorado

Pacer International Consulting LLC                 Colorado

Cross Con Acquisition Corp.                        Delaware

Cross Con Terminals, Inc.                          Delaware

Cross Con Transport, Inc.                          Illinois

PLM Acquisition Corporation                        Delaware